EXHIBIT 99.1

Remark Media Reports Third Quarter 2016 Results
Increased quarterly net revenue to $15.1 million, up $14.3 million over Q3 2015, reflecting Vegas.com acquisition and improvements implemented since

LAS VEGAS, NV - November 14, 2016 - Remark Media (NASDAQ: MARK), a global digital media technology company, reported its financial results for the third quarter of 2016.

Kai-Shing Tao, Remark Media's Chairman and CEO, stated: “During the third quarter of 2016, we drove meaningful year-over-year growth in net revenue, which reflects the addition of Vegas.com to our digital media portfolio as well as the enhancements we have made to the asset over the last year. Further enhancing our portfolio, in September of this year we acquired FansTang, which adds significant synergies to our entire asset base as well as an additional revenue stream.

We have also continued our focus on growing and developing KanKan into a unique and powerful source of consumer data with near-term monetization opportunities. In fact, we are preparing to launch our first KanKan business-to-business product with a financial services customer in the fourth quarter of this year, with first revenues expected in early 2017. While this is a significant milestone for us, we are pursuing many additional opportunities to leverage this unique and powerful data intelligence platform with customers in multiple industries including finance, travel, retail and entertainment. As we look ahead, we are more excited than ever about our ability to expand our leadership position in global consumer data intelligence and monetize our offerings in that arena.”

Financial Results for the Three Months Ended September 30th: 2016 Compared to 2015
The financial results for the third quarter of 2016 reflect the operating results of Vegas.com, which was acquired in September 2015.

•	Net revenue was $15.1 million, compared to $0.8 million.

•	Total cost and expense was $19.3 million, compared to $10.1 million.

•	Operating loss was $4.2 million, compared to $9.3 million.

•	Net loss was $15.3 million, or $0.75 per diluted share, and included a loss on extinguishment of debt of $9.2 million. This compares to $11.1 million, or $0.75 per diluted share.

•	At September 30, 2016, the cash and cash equivalents balance was $5.3 million, and total restricted cash was $11.7 million, bringing the total combined cash position to $17.0 million.

Financial Results for the Nine Months Ended September 30th: 2016 Compared to 2015
The financial results for the 2016 nine-month period reflect the operating results of Vegas.com, which was acquired in September 2015.

•	Net revenue was $44.4 million, compared to $2.4 million.

•	Total cost and expense was $57.2 million, compared to $17.8 million.

•	Operating loss was $12.9 million, compared to $15.4 million.

•	Net loss was $23.1 million, or $1.15 per diluted share, and included the aforementioned $9.2 million loss on extinguishment of debt. This compares to $17.4 million, or $1.25 per diluted share.

EXHIBIT 99.1

Conference Call Information
Remark Media’s management team will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss its third quarter 2016 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 1-888-329-7568 and for international calls dial 1-719-325-2228 approximately 10 minutes prior to the start of the conference. The conference ID is 4087761. The conference call will also be broadcast live over the Internet and available for replay for one year at www.remarkmedia.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 1-877-870-5176 and internationally, 1-858-384-5517. Enter access code 4087761.

About Remark Media, Inc.
Remark Media, Inc. (NASDAQ: MARK) owns, operates and acquires innovative digital media properties across multiple verticals that deliver culturally relevant, dynamic content that attracts and engages users on a global scale.  The company leverages its unique digital media assets to target the Millennial demographic, which provides it with access to fast-growing, lucrative markets.  The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company’s website at www.remarkmedia.com.

Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Media’s Annual Report on Form 10-K and Remark Media’s other filings with the SEC. Any forward-looking statements reflect Remark Media’s current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Media’s estimates and assumptions only as of the date hereof. Except as required by law, Remark Media undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Investor Contact:
Douglas Osrow
Remark Media, Inc.
dosrow@remarkmedia.com
702-701-9514 ext. 3025

Investor Relations Contact:
Becky Herrick/ Kirsten Chapman
LHA Investor Relations
remarkmedia@lhai.com
415-433-3777
[Tables to follow]

EXHIBIT 99.1

REMARK MEDIA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
September 30, 2016

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Cash and cash equivalents	$5,307	$5,422
Restricted cash	9,406	9,416
Trade accounts receivable	1,167	746
Prepaid expense and other current assets	3,218	2,637
Notes receivable, current	181	172
Total current assets	19,279	18,393
Restricted cash	2,250	2,250
Notes receivable	190	371
Property and equipment, net	16,305	17,338
Investment in unconsolidated affiliate	1,030	1,030
Intangibles, net	40,170	34,867
Goodwill	26,607	20,337
Other long-term assets	1,323	—
Total assets	$107,154	$94,586

Liabilities and Stockholders’ Equity
Accounts payable	$12,602	$14,422
Accrued expense and other current liabilities	16,186	11,827
Deferred merchant booking	9,178	6,997
Deferred revenue	4,725	3,262
Current maturities of long-term debt	100	100
Capital lease obligations	180	205
Total current liabilities	42,971	36,813
Long-term debt, less current portion and net of unamortized discount and debt issuance cost	37,839	23,616
Warrant liability	28,129	19,195
Other liabilities	1,845	2,904
Total liabilities	110,784	82,528

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares and 50,000,000 shares authorized; 20,711,078 and 19,659,362 shares issued and outstanding; each at September 30, 2016 and December 31, 2015, respectively	21	20
Additional paid-in-capital	180,856	173,477
Accumulated other comprehensive loss	(6)	(5)
Accumulated deficit	(184,501)	(161,434)
Total stockholders’ equity (deficit)	(3,630)	12,058
Total liabilities and stockholders’ equity	$107,154	$94,586

EXHIBIT 99.1

REMARK MEDIA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Period Ended September 30, 2016

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue, net	15,142	816	44,371	2,440

Cost and expense
Cost of revenue (excluding depreciation and amortization)	2,864	136	7,837	256
Sales and marketing	4,887	469	15,349	845
Technology and development	1,066	61	1,904	233
General and administrative	7,921	8,859	24,251	15,364
Depreciation and amortization	2,525	459	7,401	909
Other operating expense	77	142	506	189
Total cost and expense	19,340	10,126	57,248	17,796

Operating loss	(4,198)	(9,310)	(12,877)	(15,356)
Other income (expense)
Debt conversion expense	—	(1,469)	—	(1,469)
Interest expense	(1,224)	(303)	(3,649)	(708)
Other income (loss), net	(1)	(80)	29	(79)
Loss on extinguishment of debt	(9,157)	—	(9,157)	—
Change in fair value of warrant liability	(647)	20	2,691	241
Other gain (loss)	(33)	6	(104)	6
Total other income (expense), net	(11,062)	(1,826)	(10,190)	(2,009)

Loss before income taxes	(15,260)	(11,136)	(23,067)	(17,365)
Provision for income taxes	—	—	—	—
Net loss	(15,260)	(11,136)	(23,067)	(17,365)
Other comprehensive income (loss)
Foreign currency translation adjustments	—	25	—	—
Comprehensive loss	(15,260)	(11,111)	(23,067)	(17,365)

Net loss per share
Weighted-average shares outstanding, basic and diluted	20,359	14,830	20,104	13,884
Net loss per share, basic and diluted	(0.75)	(0.75)	(1.15)	(1.25)

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